Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Hudson Ltd.

Jurisdiction of Organization
Airport Management Services LLC	California
AMS Canada	Vancouver, Canada
AMS of South Florida LLC	Florida
AMS-AJA Jackson JV	Mississippi
AMS-BW Newark JV	New Jersey
AMS-NIA Richmond JV	Virginia
AMS-Olympic Nashville JV	Tennessee
AMS-Shaw Myrtle Beach JV	South Carolina
AMS-SJC JV	California
AMS-TE Atlantic City JV	New Jersey
AMS-TEI Miami JV	Florida
AMS-Watson Mobile JV	Alabama
Atlanta WDFG LTL ATL JV LLC	Georgia
Atlanta WDFG Shellis Atlanta JV	Georgia
Atlanta WDFG TAC ATL Retail LLC	Georgia
Dallas Fort WDFG-Howell Mickens JV	Texas
Dallas Fort Worth – WDFG – Howell Mickens Terminal A– Retail I JV	Texas
Dallas Fort Worth WDFG/JAVA STAR JV	Texas
Dallas Love Field WDFG – Love Field Partners II LLC	Texas
Denver – WDFG SPI DEN Retail LLC	Colorado
Denver Duty Free JV	Colorado
Detroit WDFG Detroit & Partners LLC	Delaware
Dufry Americas Holding Inc.	New York
Dufry Houston Duty Free & Retail Partnership	Texas
Dufry MSP Retailers JV	Minnesota
Dufry Newark Inc.	New Jersey
Dufry O’Hare T5 JV	Illinois
Dufry Phoenix Retailers JV	Arizona
Dufry Seattle JV	Washington
Grand Rapids WDFG/Diversified JV	Michigan
HG Burbank JV	California
HG Burlington, JV	Vermont
HG Denver JV	Colorado
HG DFW Retailers JV	Texas
HG LAX T3 Retailers JV	California
HG Magic Concourse TBIT JV	California
HG Manchester, JV	New Hampshire
HG Multiplex DFW JV	Texas
HG National JV	Virginia

Jurisdiction of Organization
HG ONT Retailers JV	California
HG Orlando AS1-JV	Florida
HG PHL Retailers JV	Pennsylvania
HG SFO Retailers JV	California
HG St Louis JV	Missouri
HG St. Louis JV II.	Missouri
HG Tampa JV	Florida
HG Tucson Retailers JV	Arizona
HG Tulsa Retailers JV	Oklahoma
HG-BW Charleston JV	South Carolina
HG-KCGI-TEI JFK T8 JV	New York
HG-LAX T6, JV	California
HG-Multiplex-Regali Dallas JV	Texas
HG-Regali DFW JV	Texas
Houston WDFG Branch McGowen, LLC	Texas
Hudson Birmingham JV	Alabama
Hudson BW GSP JV	South Carolina
Hudson Cleveland JV	Ohio
Hudson Group (HG) Retail, LLC	New York
Hudson Group Canada Inc.	Vancouver, Canada
Hudson JME Newark C JV	New Jersey
Hudson Las Vegas JV	Nevada
Hudson Newburn AS2 JV	Florida
Hudson News O’Hare JV	Illinois
Hudson O’Hare T5 JV	Illinois
Hudson Sanford JV	Florida
Hudson-BW Logan C, JV	Massachusetts
Hudson-CV-Epicure-Martinez JV	California
Hudson-Garza Albuquerque JV	New Mexico
Hudson-JRE Midway JV	Illinois
Hudson-Keelee JFK 7 JV	New York
Hudson-Magic Johnson Ent. CV LLC	California
Hudson-NEU Logan JV	Massachusetts
Hudson-NIA JFK T1 JV	New York
Hudson-NIA Norfolk JV	Virginia
Hudson-NIA Rochester JV	New York
Hudson-Northwind Anchorage JV	Alaska
Hudson-Retail Dallas JV	Texas
Hudson-Retail NEU LaGuardia JV	New York
JFK Air Ventures II JV	New York
John Wayne NG-AC JV	California
LAX Retail Magic 2 JV	California
LAX Retail Magic 3-4 JV	California
LAX WDFG CA LLC	California
Little Rock WDFG Adevco Joint Venture	Arkansas

Jurisdiction of Organization
Miami Airport Retail Partners JV	Florida
Minneapolis WDFG/ELN MSP Terminal 2 Retail – LLC	Minnesota
National Air Ventures	Massachusetts
New Orleans Air Ventures II	Louisiana
Nuance Group Las Vegas Partnership	Nevada
Nuance Houston LLC	Texas
Phoenix WDFG JV	Arizona
San Antonio WDFG – Houston 8 JV	Texas
Seattle Air Ventures	Washington
TNG (Canada) Inc.	Toronto, Canada
UAMS-CyS Phoenix JV	Arizona
WDFG Houston 8 2014 LLC	Texas
WDFG North America LLC	California
WDFG Partners Duty Free LLC (Detroit)	Michigan
WDFG Vancouver LP	Vancouver, Canada
WDFG-Aranza/Howell D2-14, LLC	Texas
WDFG-Skyview Concessions LLC	California
WDFG-Transglobal TPA JV	Florida
World Duty Free Group JV Holding LLC	Delaware
World Duty Free Group US Inc.	Delaware
World Duty Free US Inc.	Florida